UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                      FEBRUARY 16, 2007 (JANUARY 26, 2007)

                Date of Report (Date of earliest event reported)

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                       0-24015                  54-1890464
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

                             14040 PARK CENTER ROAD
                             HERNDON, VIRGINIA 20171

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01. OTHER EVENTS

As previously disclosed, SteelCloud, Inc. (the "Company") was notified by the Staff of the NASDAQ on August 8, 2006 that the Company's common stock failed to maintain a minimum bid price of $1.00 per share over the previous 30 consecutive business days as required by the Marketplace Rules. Under Marketplace Rule 4310(c)(8)(D), the Company has been granted an initial 180 calendar days, or until February 5, 2007, to regain compliance.

On January 26, 2007, the Company announced that it has regained NASDAQ compliance with Marketplace Rule 4310(c)(4). The Company received notification of compliance from NASDAQ on January 26, 2007.

A copy of the press release is attached as Exhibit 99.1.

Separately, on February 12, 2007, the Company announced that the United States Postal Service is going to rebid an option portion of a previously awarded contract for specialized servers due to an internal Postal Service procedural problem.

A copy of the press release is attached as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

99.1 Press Release entitled "SteelCloud Restores Compliance for Continued Listing on Nasdaq Capital Market", dated January 26, 2007.

99.2 Press Release entitled "U.S. Postal Service to Rebid Contract Option Award, SteelCloud FY 07 Revenue Forecast Remains Within Range, Q4 Profit Restoration Unchanged", dated February 12, 2007.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                    STEELCLOUD, INC.

                                    By: /s/ Clifton W. Sink

                                        Clifton W. Sink, Chief Executive Officer

February 16, 2007


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